Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-267402

Nomura Alternative Income Fund

Supplement dated March 12, 2024 to the Prospectus and

Statement of Additional Information (“SAI”), each dated July 28, 2023

This supplement provides new and additional information beyond that contained in the Prospectus and SAI and should be read in conjunction with the Prospectus and SAI.

All references to “Nomura Private Capital LLC” in the Prospectus and SAI are replaced with “Nomura Capital Management LLC” effective immediately.

Please keep this Supplement for future reference.